EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated and effective this 27th day of January, 2011 (the "Effective Date"), between GREAT WESTERN BANK, a South Dakota corporation, hereinafter called "Employer", which is an indirect subsidiary of National Australia Bank Limited ("NAB"), and Michael Gough, of Sioux Falls, South Dakota, hereinafter called "Employee,"

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Employment. The Employer hereby employs the Employee as its SBS Executive General Manager, and the Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2. Term of Employment. The initial term of Employee's employment pursuant to this Agreement shall begin on the Effective Date, and terminate on the anniversary date which is one calendar year following the Effective Date. This Agreement shall be automatically renewed thereafter on the same terms and conditions herein, as such terms and conditions may be amended from time to time, for additional consecutive one-year terms unless and until this Agreement is terminated as provided for herein. All amendments to this Agreement shall not be effective unless made in writing and signed by both parties.

3. Compensation.

(a) As compensation for services provided under this Agreement, the Employer shall pay to the Employee a base salary of $200,000 per year, prorated for any partial year in which this Agreement is in effect. Said salary shall be payable in equal bi-weekly installments according to Employer's usual payroll schedule. Any salary increase shall be at the sole discretion of the Employer's President & CEO and Board of Directors ("Board").

(b) In addition to the base salary Employee will be entitled during each fiscal year during the Term hereof, to participate in the Short Term Incentive (STI) Plan with a target of 30% of his base salary pursuant to and under the terms of the Short-Term Incentive ("STI") Plan of Employer. Additionally, Employee will be eligible during each fiscal year during the Term hereof, to participate in the Long-Term Incentive ("LTI") Plan of Employer. Employee's participation in the STI Plan and LTI Plan shall be subject to the particular rules, regulations and provisions, as may be amended from time to time, applicable to such Plan(s).

4. Additional Benefits.

(a) Group Health Insurance. Employee shall be entitled to participate in such group health and dental insurance maintained by Employer, upon the same terms and conditions as other employees of Employer.

(b) Retirement Plans. Employee shall be entitled to participate or receive any contributions or benefits in such retirement plans as the Employer shall adopt and have in place for all employees, as provided by (and subject to) the rules, regulations and provisions of such retirement plan(s).

(c) Working Facilities. The Employer shall furnish the Employee, at the expense of the Employer, equipment and a staff as is reasonably necessary for the Employee to perform his duties and which are comparable to those provided to the other senior management.

(d) Business Expense. Employer shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of Employer, pay or reimburse Employee for any and all necessary, customary and usual expenses (including reasonable entertainment) incurred by Employee for or on behalf of Employer in the normal course of business as determined to be appropriate by Employer.

(e) Disability Insurance. Employee shall be entitled participate in such long or short term disability insurance coverage offered by Employer, upon the same terms and conditions as other employees of Employer.

(f) Life Insurance. Employee shall be entitled to participate in such life insurance programs offered by Employer, upon the same terms and conditions as other employees of Employer.

(g) Vacation. Employee shall be entitled to vacation leave in an amount and under the conditions set forth in the Employer's current vacation policy, prorated for any partial calendar year in which this Agreement is in effect, which shall be taken at such time or times as mutually agreed upon by Employee and the Board.

(h) Sick Leave. Employee shall be entitled to sick leave in an amount and under the conditions set forth in the Employer's current sick leave policy.

There is no guarantee that any such Employer-offered benefits will continue, and the available amount of such employee benefits is to be solely at Employer's discretion. Employee's rights with respect to the benefits set forth herein shall be subject to (i) the provisions of all relevant contracts, policies, or plans providing such benefits; and (ii) the right of Employer to amend, modify or terminate any such benefits if that occurs with respect to all classes of employees covered by a given benefit. The Employee shall be entitled to no other compensation if he fails to meet the coverage requirements under any of the plans enumerated herein.

5. Duties.

(a) Employee agrees to serve as the SBS Executive General Manager of Employer and to perform such duties as may reasonably be assigned to him by his direct manager, the President & CEO (if different than his direct manager) and, if requested by the Board of Directors, the Board of Directors. Employee shall devote all of Employee's best efforts, working time, knowledge, ability and skill to the business of the Employer. Employee shall report directly to Steve Ulenberg, the Chief Risk Officer. All outside earnings, fees, honorariums or other remuneration whatsoever earned or payable to the Employee as a result of activities associated with his employment with Employer shall belong to the Employer, which for the avoidance of doubt does not include salary, or STI or LTI Plan payments as provided herein.

(b) The Employee shall at all times perform Employee's duties to the utmost of Employee's capacity and ability and commensurate with the highest business and professional standards and ethics.

(c) The Employee agrees to observe and comply with any applicable rules and regulations established by the Employer. The power to direct, control and supervise the duties to be performed, the manner of performing such duties, and the time for performing such duties shall be exercised by the Employer subject to the provisions of this Agreement.

(d) The Employer shall not impose any employment duties of any kind which would require the Employee to violate any law or local ordinance.

(e) The Employee shall perform all services and discharge his duties pursuant to this Agreement at the Employer's executive offices, or such other reasonable location(s) as determined by the Chief Risk Officer or President & CEO.

6. Assignment. This Agreement is for the provision of personal services from Employee to Employer, and Employee may not assign or delegate his duties or obligations hereunder.

7. Disability During Employment. If the Employee from any cause becomes wholly disabled from continuing the duties of employment, Employee shall receive compensation on the following basis: For ninety (90) days only of such disability, the disabled Employee shall be paid 100% of Employee's monthly base compensation. At the conclusion of ninety (90) days of such disability, base compensation shall cease. At the conclusion of the ninety (90) days of such disability, Employee's employment hereunder shall be terminated.

8. Death During Employment. If the Employee dies during the term of Employee's employment, the Employer shall pay to the estate of the Employee the compensation which would otherwise be payable to the Employee up to the date of death.

9. Termination. This Employment Contract shall continue until and unless it is terminated

by any of the following events:

(a) Termination upon disability or death as provided above.

(b) Immediately by Employer due to termination for cause, including, without limitation, the failure of Employee to comply with the terms and conditions of this Employment Contract, as provided by law, or any of the following:

(1) Employee has been formally indicted or charged with any felonious criminal violation, or violent crimes;

(2) The Employee's conviction of any crime or offense involving monies or other property, or his commission of fraud or embezzlement;

(3) The Employee's willful or continual neglect or failure to discharge his duties;

(4) The Employee's violation of any material applicable State law, federal law, or any other conduct, which reveals or demonstrates behavior or character traits of Employee which are reasonably considered detrimental to Employer.

(c) A mutual written agreement between Employee and Employer to terminate this Employment Contract.

(d) By either party without cause upon one hundred eighty (180) days written notice to the other party.

10. Non-Competition and Non-Solicitation. The Employee covenants and agrees that:

(a) Non-Competition. During the term of this Agreement or so long as the Employee is an employee of Employer and for a period of one year thereafter (regardless of the reason for termination) (the "Restricted Period") the Employee shall not, without the prior written consent of Employer, which consent may be withheld at Employer's sole and absolute discretion, directly or indirectly, as an employee, employer, independent contractor, agent, principal, proprietor, partner, member, stockholder, owner, investor, financier, consultant, director, corporate officer or otherwise, engage in any business or render any services to any business, person or entity that competes in the same business or profession of Employer in any county in which Employer maintains a branch office or facility at the time of termination of employment, or any county that is contiguous thereto.

(b) Non-Solicitation. During the Restricted Period, Employee will not solicit, aid or induce (directly or indirectly, on Employee's own behalf or on behalf of any individual or entity other than Employer or NAB or its or their affiliates) any then current employee, representative or agent of Employer, NAB or any of their affiliates to leave such employment or retention or to accept employment with or render services to or with any

other person, firm, corporation or other entity unaffiliated with Employer or NAB or their affiliates or retain any such employee, representative or agent, or take any action to assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent.

(c) Modification. If the scope of any restrictions contained in this section are too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such scope may be modified accordingly in any proceeding brought to enforce such restrictions.

11. Trade Secrets and Confidential Information - Nondisclosure.

(a) Employee acknowledges that in the course of his relationship with the Employer, Employee will acquire confidential information of a special and unique nature and value relating to Employer's business. Such information shall be considered a trade secret owned by Employer, which information shall include, but is not limited to, the names and addressees of customers and potential customers, customer records, contracts, records concerning potential business locations, information concerning Employer's systems, policies, methods of operation, plans, processes, procedures, manuals, marketing strategies, pricing and all other non-public information acquired by Employee as a result of or during the course of his relationship with the Employer. Employee agrees that all such information acquired during the course of his relationship with the Employer, whether such information is communicated in written or verbal form, constitute trade secrets of Employer.

(b) Employee agrees that Employee shall not at any time or in any manner, either directly or indirectly, divulge or disclose Employer's trade secrets to any other person or entity. In addition, Employee agrees that Employee shall not use such trade secrets in competition with Employer or for the gain or benefit of Employee or any other person or company.

(c) Employee further agrees that, following termination of this Agreement, Employee shall not remove or retain any document, copy of document or any other recording, in any type or form, relating to said trade secrets and, further, Employee shall not utilize or divulge said trade secrets to any other person or company, regardless of whether such knowledge or information is in recorded form or otherwise.

12. Acknowledgement. Employee acknowledges that compliance with Section 10 and Section 11 of this Agreement is necessary to protect the business and goodwill of Employer. A breach of which will result in immediate and irreparable injury, loss, or damage to Employer, for which money damages may not provide adequate relief. Consequently, Employee agrees that, in the event Employee breaches the covenants contained in Section 10 and/or Section 11 herein, Employer shall be entitled to both preliminary and/or permanent injunction in order to prevent the continuation of such harm. In addition, the non-competition covenant shall be tolled during

the period of time any breach occurs. Said injunctive relief and other remedies shall be cumulative and non-exclusive, and shall be in addition to any other remedy that Employer may have. Furthermore, the parties agree that, in the event that Employer takes action to enforce either or both sections, the losing party in the litigation shall pay all of the winning party's costs of enforcement hereof, including reasonable attorney's fees.

13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail to Employee's residence in the case of the Employee or to its principal office in the case of the Employer.

14. Waiver of Breach. The waiver by the Employer of a breach of any provisions of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

15. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and permitted assigns.

17. Invalidity or Unenforceability of Particular Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

18. Governing Law. This Agreement shall be construed and enforced under and in accordance with the laws of South Dakota, without reference to its conflict or choice of law provisions, with exclusive venue for resolution of disputes in the State Circuit Court for the Second Judicial Circuit, Minnehaha County, South Dakota.

19. No Third-Party Rights. Nothing in this Agreement shall be construed as creating or giving rise to any rights in any third parties or any persons other than the parties hereto.

20. Drafting Presumption. Employer and Employee agree that they participated in the drafting of this Agreement and, in the event that any dispute arises in the interpretation or construction of this Agreement, no presumption shall arise that either one party or the other drafted this Agreement.

21. Survival of Representations and Covenants. The provisions of this Agreement shall survive the term of this Agreement and the performance of the provisions by the parties hereto.

22. Amendment. This Agreement may be amended only by the written agreement by the parties hereto.

23. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

24. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

25. Confidentiality. This Agreement and any documents obtained in the course of the negotiation of the same shall remain confidential and shall not be disclosed by Employee to any party, except for Employee's spouse, legal advisors, accountants, and tax preparers, who agree to hold such information on a confidential basis.

IN WITNESS WHEREOF, this Employment Contract has been signed on the day and year first above written.

EMPLOYEE

Name: Michael Gough

GREAT WESTERN BANK

By:
Name: Stephen Ulenberg
Its: Chief Risk Officer